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                                                                   EXHIBIT 10.17


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this 16th day of November, 1998 by and between AremisSoft Corporation, a Nevada corporation ("AremisSoft"), and Roys Poyiadjis.

                                    RECITALS

         WHEREAS, AremisSoft Corporation is an existing corporation duly organized and in good standing under the laws of the State of Nevada, with its principal executive offices located at 60 Bishopsgate, London EC2N 4AJ, England; and

         WHEREAS, Roys Poyiadjis currently owns one million (1,000,000) shares of the outstanding Common Stock of AremisSoft; and

         WHEREAS, AremisSoft has obtained all necessary corporate approvals for the execution and delivery of this Agreement; and

         WHEREAS, the parties to this Agreement intend to conduct their relationships hereunder on an arm's length basis; and

         WHEREAS, Roys Poyiadjis and AremisSoft desire to enter into this Agreement to provide Roys Poyiadjis with certain registration rights as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. As used herein, the following terms shall have the following respective meanings:

         "Affiliate" of a specified Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. A Person shall be deemed to control another Person if such Person owns fifty percent (50%) or more of any equity interest in the "controlled" Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or partnership interests, by contract, agreement or understanding (whether oral or written), or otherwise.

         "Designated Transferee" shall have the meaning set forth in Section 10 hereof.

         "EASDAQ" shall mean the European Association of Securities Dealers Automated Quotation.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.



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         "Holders" shall mean Roys Poyiadjis, any Affiliate of Roys Poyiadjis and any Designated Transferees who are holders of record of any Registrable Shares, and any combination of one or more such Holders.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation.

         "Other Holders" shall mean Persons other than the Holders who are holders of record of equity securities of AremisSoft to whom AremisSoft grants or has granted registration rights pursuant to a written agreement.

         "Person" shall mean any individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), limited liability company, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Registrable Shares" shall mean (i) One Million (1,000,000) shares of Common Stock owned by the Holders on the date hereof, representing approximately 5.8% of the currently outstanding Common Stock of AremisSoft, and (ii) any shares of Common Stock acquired by a Holder directly or upon exercise of conversion of any equity securities of AremisSoft issued or distributed after the date of this Agreement to a Holder in respect of Registrable Shares by way of any stock dividend, stock split or other distribution or any recapitalization or reclassification. As to any particular Registrable Share, such Registrable Share shall cease to be a Registrable Share when (w) it shall have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Securities Act, including sales in the Offering; (x) it shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (y) it shall have been sold or transferred to a Person other than a Designated Transferee in a private transaction effected other than pursuant to a registration statement; or (z) it shall have been sold, transferred or otherwise disposed of in violation of this Agreement.

         "Registration Expenses" shall have the meaning set forth in Section 7(a) hereof.

         "SEC" shall mean the Securities and Exchange Commission or any successor agency.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         2. Incidental Registrations

         (a) Right to Include Registrable Shares. Each time AremisSoft shall determine to file a registration statement under the Securities Act in connection with a proposed offer and sale for cash of any equity securities (other than an offering of debt securities that are convertible into equity securities, an offering of equity securities in an amount not in excess of five percent (5%) of the number of shares of Common Stock outstanding at such time, or an offering of equity securities solely pursuant to an employee stock option plan or other employee benefit plan registered on Form S-8 or any similar form under the Securities Act) either by it or by any holders of its outstanding equity securities, AremisSoft will give prompt written notice of its determination to each Holder and of such Holder's rights under this Section 2, at least thirty (30) days prior to the anticipated filing date of such registration statement.



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Upon the written request of each Holder made within twenty-one (21) days after the receipt of any such notice from AremisSoft (which request shall specify the Registrable Shares intended to be disposed of by such Holder), AremisSoft will use its best efforts to effect the registration under the Securities Act of all Registrable Shares that AremisSoft has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Shares so to be registered; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, AremisSoft shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, AremisSoft may, at its election, give written notice of such determination to each Holder of Registrable Shares and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Shares requesting to be included in AremisSoft's registration must sell their Registrable Shares to the underwriters on the same terms and conditions as apply to AremisSoft, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder of Registrable Shares requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 2 shall relieve AremisSoft of its obligations to effect registrations upon request under Section 4 hereof.

         (b) Priority in Incidental Registration. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter(s) in good faith advise(s) AremisSoft in writing that, in its opinion, the number of securities that AremisSoft, the Holders and any other Persons intend to include in such registration exceeds the largest number of securities that can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then AremisSoft will include in such registration (i) first, if the registration pursuant to this
Section 2 was initiated by Other Holders exercising demand registration rights, one hundred percent (100%) of the securities such Other Holders propose to sell (except to the extent the terms of such Other Holders' registration rights provide otherwise); (ii) second, one hundred percent (100%) of the securities AremisSoft proposes to sell for its own account; and (iii) third, to the extent that the number of securities that such Other Holders exercising demand registration rights and AremisSoft propose to sell is less than the number of securities that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, such number of Registrable Shares that the Holders have requested to be included in such registration pursuant to
Section 2(a) hereof and such number of securities that Other Holders exercising incidental or "piggyback" registration rights of equal priority have requested to be included in such registration and which collectively, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above (provided that if the number of Registrable Shares requested to be registered pursuant to Section 2(a) hereof plus the number of securities requested to be registered by Other Holders exercising such incidental or "piggyback" registration rights exceeds the number that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Shares and other securities to be included in such registration by the Holders and such Other Holders shall be allocated pro rata (based on Common Stock equivalents) among such Holders and



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such Other Holders on the basis of the relative number of Registrable Shares or other securities that each such Holder and Other Holder has requested to be included in such registration).

         (c) Initial Public Offering. The parties agree that the currently proposed initial public offering of the Company's securities pursuant to a Form S-1 initially filed with the SEC on July 1, 1998 (the "Offering") is not a registration for purposes of Section 2 hereof and that the Holders do not have any rights under this Agreement with respect to the Offering. The rights granted under Section 2 of this Agreement shall be applicable to all registrations effected by AremisSoft after the Offering.

         3. Holdback Agreements.

         (a) If any registration of Registrable Shares shall be in connection with an underwritten public offering, the Holders shall not effect any public sale or distribution (except in connection with such public offering), of any equity securities of AremisSoft, or of any security convertible into or exchangeable or exercisable for any equity security of AremisSoft (in each case, other than as part of such underwritten public offering), during the ninety (90) day period (or such lesser period as the managing underwriter(s) may permit) beginning on the effective date of such registration, if, and to the extent, the managing underwriter(s) of any such offering determine(s) such action is necessary or desirable to effect such offering; provided, however, that each Holder has received the written notice required by Section 2(a) hereof; provided, however, that each Holder shall not be obligated to comply with such restrictions arising as a result of an underwritten public offering subject to
Section 2 hereof more than once in any twelve (12) month period; and provided, further, that no Holder owning less than five percent (5%) of the outstanding shares of AremisSoft shall be obligated to comply with such restrictions if such Holder is not including shares for sale in such offering.

         (b) If any registration of Registrable Shares shall be in connection with any underwritten public offering, AremisSoft shall not effect any public sale or distribution (except in connection with such public offering) of any of its equity securities or of any security convertible into or exchangeable or exercisable for any of its equity securities (in each case other than as part of such underwritten public offering) during the ninety (90) day period (or such lesser period as the managing underwriter(s) may permit) beginning on the effective date of such registration, and AremisSoft shall use its best efforts to cause each member of the management of AremisSoft who holds any equity security and each other holder of five percent (5%) or more of the outstanding shares of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of AremisSoft purchased from AremisSoft (at any time other than in a public offering) to so agree.


         4. Registration on Request.

         (a) Request by Holders. On or after the date that is one hundred eighty
(180) days after the closing date of the Offering, upon the written request of the Holders of at least ten percent (10%) of the Registrable Shares (based on the number in clause (i) of the definition thereof) that AremisSoft effect the registration under the Securities Act of all or part of such Holders' Registrable Shares, and specifying the amount (which shall not be less than ten percent (10%) of the Registrable Shares (based on the number in clause (i) of its definition) in the aggregate) and the intended method of disposition thereof, AremisSoft will promptly give notice of such requested registration to all other Holders of



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Registrable Shares and, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of: (i) the Registrable Shares that AremisSoft has been so requested to register by Holders of at least ten percent (10%) of the Registrable Shares; and (ii) all other Registrable Shares that AremisSoft has been requested to register by any other Holder thereof by written request received by AremisSoft within twenty-one (21) days after the giving of such written notice by AremisSoft (which request shall specify the intended method of disposition of such Registrable Shares); provided, however, that AremisSoft shall not be required to effect more than three (3) registrations pursuant to this Section 4; provided, further, that AremisSoft shall not be obligated to file a registration statement relating to a registration request under this Section 4 (x) if the registration request is delivered after delivery of a notice by AremisSoft of an intended registration and prior to the effective date of the registration statement referred to in such notice, (y) within a period of ninety (90) days after the effective date of any other registration statement of AremisSoft requested by a Holder pursuant to this Section 4 or pursuant to which any Holder included Registrable Shares, or
(z) if the Board of AremisSoft determines in good faith that, in view of the advisability of deferring public disclosure of material corporate developments, such registration and the disclosure required to be made in connection therewith would not be in the best interests of AremisSoft at such time or that, in light of other factors and considerations (including without limitation the pendency of a presently effective registration statement initiated by AremisSoft), such registration would be seriously detrimental to AremisSoft (in which event AremisSoft's obligation to file a registration statement under this Section 4 shall be deferred for a period not to exceed ninety (90) days from the receipt of the registration request). The Holders initially requesting a registration pursuant to this Section 4 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by providing a written notice to AremisSoft revoking such request; provided, however, that, in the event the Holders shall have made a written request for a demand registration (I) that is subsequently withdrawn by the Holders after AremisSoft has filed a registration statement with the SEC in connection therewith but prior to such demand registration being declared effective by the SEC or (II) that is not declared effective solely as a result of the failure of Holders to take all actions reasonably required in order to have the registration and the related registration statement declared effective by the SEC, then, in any such event, such demand registration shall be counted as a demand registration for purposes of this Section 4(a). Promptly after the expiration of the twenty-one (21) day period referred to in clause (ii) above, AremisSoft will notify all the Holders to be included in the registration of the other Holders and the number of shares of Registrable Shares requested to be included therein.

         (b) Registration Statement Form. If any registration requested pursuant to this Section 4 that is proposed by AremisSoft to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter(s) shall advise AremisSoft in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

         (c) Effective Registration Statement. A registration requested pursuant to this Section 4 will not be deemed to have been effected unless it has become effective under the Securities Act and has remained effective for two hundred seventy (270) days or such shorter period as all the Registrable Shares included in such registration have actually been sold thereunder. In addition, if within one hundred eighty (180) days after it has become effective, the offering of Registrable Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the



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SEC or other governmental agency or court, such registration will be deemed not to have been effected for purposes of this Section 4.

         (d) Priority in Requested Registrations. If a requested registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter(s) in good faith advise(s) AremisSoft in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of AremisSoft that are not Registrable Shares) exceeds the largest number of securities that can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then AremisSoft will include in such registration (i) first, one hundred percent (100%) of the Registrable Shares requested to be registered pursuant to Section 4(a) hereof (provided that if the number of Registrable Shares requested to be registered pursuant to Section 4(a) hereof exceeds the number that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Shares to be included in such registration by the Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Shares each such Holder has requested to be included in such registration); (ii) second, to the extent that the number of Registrable Shares requested to be registered pursuant to Section 4(a) hereof is less than the number of securities that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, such number of shares of equity securities AremisSoft requests to be included in such registration, and (iii) third, to the extent that the number of Registrable Shares requested to be included in such registration pursuant to Section 4(a) hereof and the securities that AremisSoft proposes to sell for its own account are, in the aggregate, less than the number of equity securities that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities proposed to be sold by any Other Holder that, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above (provided that if the number of such securities of such Other Holder requested to be registered exceeds the number that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities to be included in such registration pursuant to this Section 4(d) shall be allocated pro rata among all such Other Holders on the basis of the relative number of securities each such Other Holder has requested to be included in such registration).

         (e) Additional Rights. If AremisSoft at any time grants to any other holders of equity securities of AremisSoft any rights to request AremisSoft to effect the registration of any such shares of equity securities on terms more favorable to such holders than the terms set forth in this Section 4 and in
Section 5 hereof, the terms of this Section 4 and of Section 5 hereof shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits. In no event shall AremisSoft grant to any Person any rights to request AremisSoft to effect the registration of any shares of equity securities of AremisSoft on terms that are adverse to rights of the Holders set forth in Section 2 and this Section 4 (it being understood that granting additional incidental registration rights shall not be deemed adverse to the rights of the Holders set forth in Section 2 so long as such additional rights do not have priority over the rights of the Holders in an incidental registration).



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         5. Registration Procedures.

         (a) If and whenever AremisSoft is required by the provisions of Section 2 or 4 hereof to use its best efforts to effect or cause the registration of Registrable Shares, AremisSoft shall as expeditiously as possible:

                  (i) prepare and, in any event within sixty (60) days after the end of the period within which a request for registration may be given to AremisSoft, file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of two hundred seventy
         (270) days and to comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all the securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement; provided, however, that (A) before filing a registration statement (including an initial filing) or prospectus, or any amendments or supplements thereto, AremisSoft will furnish to one counsel selected by the Holders of a majority of the Registrable Shares covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review and comment of such counsel, and (B) AremisSoft will notify each Holder of Registrable Shares covered by such registration statement of any stop order issued or threatened by the SEC, any other order suspending the use of any preliminary prospectus or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, and take all reasonable actions required to prevent the entry of such stop order, other order or suspension or to remove it if entered;

                  (iii) furnish to each Holder and each underwriter, if applicable, of Registrable Shares covered by such registration statement such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as each Holder of Registrable Shares covered by such registration statement may reasonably request in order to facilitate the disposition of the Registrable Shares by such Holder;

                  (iv) use its best efforts to register or qualify such Registrable Shares covered by such registration statement under the state securities or blue sky laws of such jurisdictions as each Holder of Registrable Shares covered by such registration statement and, if applicable, each underwriter, may reasonably request, and do any and all other acts and things that may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder, except that AremisSoft shall not for any purpose be required to qualify generally to do business as



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         a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified;

                  (v) use its best efforts to cause such Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

                  (vi) if at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, immediately give written notice thereof to each Holder and the managing underwriter or underwriters, if any, of such Registrable Shares and prepare and furnish to each such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (vii) use its best efforts to list any portion of such Registrable Shares not already listed on any securities exchange on which similar securities of AremisSoft are then listed, and enter into customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and provide a transfer agent and registrar for such Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

                  (viii) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as each Holder of Registrable Shares being sold or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including customary indemnification and opinions;

                  (ix) use its best efforts to obtain a "cold comfort" letter or letters from AremisSoft's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holders of the Registrable Shares being sold or the underwriters retained by such Holders shall reasonably request;

                  (x) make available for inspection by representatives of any Holder of Registrable Shares covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all financial and other records pertinent corporate documents and properties of AremisSoft and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by such Holders



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

         or any such representative, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (xi) promptly prior to the filing of any document that is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the Holders of Registrable Shares covered by such registration statement and to the managing underwriter(s), if any, make AremisSoft's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such Holders or underwriter(s) may reasonably request;

                  (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earning statement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (xiii) not later than the effective date of the applicable registration statement, use its best efforts to provide a CUSIP number for any portion of such Registrable Shares not already included in a CUSIP number for similar securities of AremisSoft, and provide the applicable transfer agents with printed certificates for the Registrable Shares that are in a form eligible for deposit with the Depository Trust Company;

                  (xiv) notify counsel for the Holders of Registrable Shares included in such registration statement and the managing underwriter or underwriters, if any, immediately and confirm the notice in writing,
         (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement or amendment to the prospectus shall have been filed, (B) of the receipt of any comments from the SEC and (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and

                  (xv) cooperate with each seller of Registrable Shares and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with NASD, NASDAQ or EASDAQ.

         (b) Each Holder of Registrable Shares hereby agrees that, upon receipt of any notice from AremisSoft of the happening of any event of the type described in Section 5(a)(vi) hereof, such Holder shall forthwith discontinue disposition of such Registrable Shares covered by such registration statement or related prospectus until such Holder's receipt of the copies of the supplemental or amended prospectus contemplated by Section 5(a)(vi) hereof, and, if so directed by AremisSoft, such Holder will deliver to AremisSoft (at AremisSoft's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice. In the event AremisSoft shall give any such notice, the period mentioned in Section 5(a)(ii) hereof shall be extended by the number of days during the period from and including the date of



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

the giving of such notice pursuant to Section 5(a)(vi) hereof and including the date when such Holder shall have received the copies of the supplemental or amended prospectus contemplated by Section 5(a)(vi) hereof. If for any other reason the effectiveness of any registration statement filed pursuant to Section 4 hereof is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such Registration Statement required by Section 5(a)(ii) hereof so that Registrable Shares may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Shares pursuant to such registration statement may be recommenced.

         (c) Each Holder hereby agrees to provide AremisSoft, upon receipt of its request, with such information about such Holder to enable AremisSoft to comply with the requirements of the Securities Act and to execute such certificates as AremisSoft may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

         6. Underwritten Registrations. Subject to the provisions of Sections 2, 3 and 4 hereof, any of the Registrable Shares covered by a registration statement may be sold in an underwritten offering at the discretion of the Holder thereof. In the case of an underwritten offering pursuant to Section 2 hereof, the managing underwriter(s) that will administer the offering shall be selected by AremisSoft; provided, however, that such managing underwriter(s) shall be reasonably satisfactory to the Holders of a majority of the Registrable Shares to be registered. In the case of any underwritten offering pursuant to
Section 4 hereof, the managing underwriter(s) that will administer the offering shall be selected by the Holders of a majority of the Registrable Shares to be registered; provided, however, that such underwriter(s) shall be reasonably satisfactory to AremisSoft.

         7. Expenses.

         (a) Subject to Section 7(b), AremisSoft shall pay all fees, costs and expenses of all registrations pursuant to Sections 2 or 4 hereof, including all SEC, stock exchange, NASD, NASDAQ or EASDAQ registration and filing fees and expenses, reasonable fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules of NASD, NASDAQ or EASDAQ, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for Registrable Shares and prospectuses), messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by AremisSoft are then listed, fees and disbursements of counsel for AremisSoft and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of the underwriters customarily paid by issuers or sellers of securities (including expenses relating to "road shows" and other marketing activities), the reasonable fees and expenses of special experts required to be retained by AremisSoft in connection with such registration, and the reasonable fees and expenses of other Persons required to be retained by AremisSoft (collectively, "Registration Expenses").

         (b) The Holders shall pay the following: (i) any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Shares by the Holders pursuant to this Agreement and (ii) all fees, costs and expenses of counsel to the Holders in connection with any registration pursuant to this Agreement.

         8. Indemnification.

         (a) Indemnification by AremisSoft. In the event of any registration of any securities of AremisSoft under the Securities Act pursuant to Section 2 or 4 hereof, AremisSoft will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, each of the Holders of any Registrable Shares covered by such registration statement, each Affiliate of such Holder (other than AremisSoft) and their respective directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with AremisSoft's consent, which consent shall not be unreasonably withheld) to which any Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereof,
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by AremisSoft of any federal, state or common law rule or regulation applicable to AremisSoft and relating to action required of or inaction by AremisSoft in connection with any such registration, and AremisSoft will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that AremisSoft shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereof or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to AremisSoft by such Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

         (b) Indemnification by the Holders and the Underwriters. AremisSoft may require, as a condition to including any Registrable Shares in any registration statement filed in accordance with Section 2 or 4 hereof, that AremisSoft shall have received an undertaking reasonably satisfactory to it from the Holders of such Registrable Shares or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a) hereof) AremisSoft with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to the Holders of the Registrable Shares being registered or such underwriter furnished to AremisSoft by such Holders or such underwriter specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that no such Holder shall be liable for any indemnity claims in excess of the amount of the net proceeds received by such Holder from the sale of Registrable Shares. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of AremisSoft or any of the Holders, or any of their respective Affiliates (other than AremisSoft), directors, officers or controlling Persons, and shall survive the transfer of such securities by such Holder.

         (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right, at the sole cost and expense of the indemnifying party, to employ counsel to represent the indemnified party and its respective controlling persons, directors, officers, employees or agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against such indemnifying party under this Section 8 if (i) the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have promptly employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action or counsel, or (iii) any indemnified party shall have reasonably concluded that there may be defenses available to such indemnified party or its respective controlling persons, directors, officers, employees or agents which are in conflict with or in addition to those available to an indemnifying party; provided, further, that the indemnifying party shall not be obligated to pay for more than the expenses of one firm of separate counsel for the indemnified party (in addition to the reasonable fees and expenses of one firm serving as local counsel). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to any indemnified party under Section 8(a) or 8(b) hereof or is insufficient to hold it harmless in respect of any loss, claim, damage or liability, or any action in respect of any loss, claim, damage or liability, or any action in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnified party and indemnifying party with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(d), no Holder of Registrable Shares shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any such Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 8 (with appropriate modifications) shall be given by AremisSoft and each Holder of Registrable Shares with respect to any required registration or other qualification of securities under any federal or state law or regulation other than the Securities Act.

         (f) Non-Exclusivity. The obligations of the parties under this Section 8 shall be in addition to any liability that any party may otherwise have to any other party.

         9. Rule 144. AremisSoft covenants that it will file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if AremisSoft is not required to file such reports, it will, upon the request of any Holder of Registrable Shares, make publicly available such information), and it will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Shares, AremisSoft will deliver to such Holder a written statement as to whether it has complied with such requirements.

         10. Miscellaneous

                  (a) Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement without the express consent of the other parties hereto. The provisions of this Agreement that are for the benefit of the parties hereto other than AremisSoft shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Shares, subject to the terms of this Agreement.

                  (b) Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts (including by facsimile signatures), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                  (c) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  (e) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (f) Entire Agreement. This Agreement is intended by the parties as a final expression of their Agreement and intended to be a complete and exclusive statement of the Agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by AremisSoft with respect to the securities issued pursuant to the Stock Subscription Agreement and the Reorganization Agreement. This Agreement supersedes all prior Agreements and understandings between the parties with respect to such subject matter.

                  (g) Notices. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 5 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one business day after transmission if sent by facsimile, to the following:

                  If to AremisSoft :     AremisSoft Corporation
                                         60 Bishopsgate
                                         London EC2N 4AJ, England
                                         Attn: Lycourgos K. Kyprianou
                                         Fax:     44-171-309-1501

                  with copies to:        Bartel Eng Linn & Schroder
                                         300 Capitol Mall, Suite 1100
                                         Sacramento, CA 95814
                                         Attn: Scott E. Bartel, Esq.
                                         Fax: (916) 442-3442

                   If to Roys Poyiadjis: Roys Poyiadjis
                                         60 Bishopsgate
                                         London EC2N 4AJ, England
                                         Fax: 44-171-589-7561

Any party hereto may change its address for purposes hereof by notice to all other parties hereto.

                  (h) Dispute Resolution. No party to this agreement shall be entitled to take legal action with respect to any dispute relating hereto until it has complied in good faith with the following alternative dispute resolution procedures. This section shall not apply to the extent it is deemed necessary to take legal action immediately to preserve a party's adequate remedy.

                            (i) Negotiation. The parties shall attempt promptly
and in good faith to resolve any dispute arising out of or relating to this Contract, through negotiations between representatives who have authority to settle the controversy. Any party may give the other party(ies) written notice of any such dispute not resolved in the normal course of business. Within 20 days after delivery of the notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange information and to attempt to resolve the dispute, until the parties conclude that the dispute cannot be resolved through unassisted negotiation. Negotiations extending sixty days after notice shall be deemed at an impasse, unless otherwise agreed by the parties.

         If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and state Rules of Evidence.

                            (ii) ADR Procedure. If a dispute with more than
$20,000.00 at issue has not been resolved within 60 days of the disputing party's notice, a party wishing resolution of the dispute ("Claimant") shall initiate assisted Alternative Dispute Resolution ("ADR") proceedings as described in this Section. Once the Claimant has notified the other party ("Respondent") of a desire to initiate ADR proceedings, the proceedings shall be governed as follows: By mutual agreement, the parties shall select the ADR method they wish to use. That ADR method may include arbitration, mediation, mini-trial, or any other method which best suits the circumstances of the dispute. The parties shall agree in writing to the chosen ADR method and the procedural rules to be followed within 30 days after receipt of notice of intent to initiate ADR proceedings. To the extent the parties are unable to agree on procedural rules in whole or in part, the current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, CPR Model Mini-trial Procedure, or CPR Commercial Arbitration Rules--whichever applies to the chosen ADR method--shall control, to the extent such rules are consistent with the provisions of this Section. If the parties are unable to agree on an ADR method, the method shall be arbitration.

         The parties shall select a single Neutral (as defined by CPR) third party to preside over the ADR proceedings, by the following procedure: Within 15 days after an ADR method is established, the Claimant shall submit a list of 5 acceptable Neutrals to the Respondent. Each Neutral listed shall be sufficiently qualified, including demonstrated neutrality, experience and competence regarding the subject matter of the dispute. A Neutral shall be deemed to have adequate experience if an attorney or former judge. None of the Neutrals may be present or former employees, attorneys, or agents of either party. The list shall supply information about each Neutral, including address, and relevant background and experience (including education, employment history and prior ADR assignments). Within 15 days after receiving the Claimant's list of Neutrals, the Respondent shall select one Neutral from the list, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Respondent, the Respondent shall submit a list of 5 Neutrals, together with the above background information, to the Claimant. Each of the Neutrals shall meet the conditions stated above regarding the Claimant's Neutrals. Within 15 days after receiving the Respondent's list of Neutrals, the Claimant shall select one Neutral, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Claimant, then the parties shall request assistance from CPR to select a Neutral.

          The ADR proceeding shall take place within 30 days after the Neutral has been selected. The Neutral shall issue a written decision within 30 days after the ADR proceeding is complete. Each party shall be responsible for an equal share of the costs of the ADR proceeding. The parties agree that any applicable statute of limitations shall be tolled during the pendency of the ADR proceedings, and no legal action may be brought in connection with this agreement during the pendency of an ADR proceeding.

          The Neutral's written decision shall become final and binding on the parties, unless a party objects in writing within 30 days of receipt of the decision. The objecting party may then file a lawsuit in any court allowed by this Contract. The Neutral's written decision shall be admissible in the objecting party's lawsuit.

                  (i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor, its successors or assigns, and each future holder of such securities and AremisSoft. A waiver by any party hereto of a default in the performance of this Agreement shall not operate as a waiver of any future or other default, whether of a like or different kind.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



AREMISSOFT CORPORATION


By: ______________________________
    Lycourgos K. Kyprianou
    Chairman of the Board





By: ______________________________
    Roys Poyiadjis